UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2007 (April 13, 2007)
Date of Report (Date of earliest event reported)

EXECUTE SPORTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-125868	33-125868
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21143 Hawthorne BL #425
Torrence, CA 90503
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (949) 498-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 13, 2007, Execute Sports, Inc. (“Execute Sports” or the "Company") issued to Dutchess Private Equities Fund, Ltd. (“Dutchess”) a promissory note in the face amount of $312,000 for gross proceeds of $260,000 (the “Note”). The Note bears interest at 12% per annum and matures on September 13, 2008 (“Maturity Date”). Pursuant to the Note, the Company is required to make payments to Dutchess in the amount of one hundred percent (100%) of each Put (as defined in the Investment Agreement between the Company and the Investor dated June 28, 2005) given to Dutchess from the Company (the “Payment Amount”) until the Face Amount is paid in full, minus any fees due. The First Payment will be due on October 1, 2007 and each subsequent Payment will be made at the Closing of each Put until the Note is paid in full. The Company may prepay the Note with penalty. In connection with the issuance of the Note, the Company has agreed to provide Collateral to Dutchess in the form of thirty (30) Put Notices. The Put Notices are to be submitted to Dutchess only in the event of default as provided in the Note. In the event that the Company has not repaid the Face Amount by the Maturity Date (the “Residual Amount”), then as liquidated damages (the “Liquidated Damages”), the face amount shall be increased by ten percent (10.0%) as an initial penalty and an additional two and one-half percent (2.5%) per month (pro rata for partial periods), compounded daily, for each month until the face amount is paid in full. Further, if a Residual Amount remains at Maturity, it shall constitute an Event of Default hereunder. Further, in the event of default as provided in the Note, Dutchess may elect to, among other things, either switch the Residual Amount (as defined in the Note) to a three-year, eighteen percent (18%) interest bearing convertible debenture at a twenty-five percent (25%) discount to the market during conversion or increase the Payment Amount (as defined in the Note) to fulfill the repayment of the Residual Amount. In the event that Dutchess elects to switch to a convertible debenture, the Company will be required to file within ten (10) business days a registration statement covering three hundred percent (300%) of the Residual Amount. In the event the Company does not file such registration statement within such period of time, or such registration statement is not declared by the Commission to be effective under the Securities Act within sixty (60) business days of the Convertible Closing Date, then the Residual Amount shall increase by five thousand dollars ($5,000) per day.

A copy of the Note is filed herewith as Exhibit 10.1.

In connection with the Agreement, the Company paid Dutchess closing costs of $10,000.

Item 3.02  Unregistered Sales of Equity Securities

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

Exhibit Number	Description

10.1	Promissory Note issued by the Registrant to Dutchess Private Equities Find, Ltd., dated August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EXECUTE SPORTS, INC.

By:	/s/ Geno Apicella
Chief Executive Officer

August 17, 2007